Exhibit 10.29

PHASERX, INC.
AMENDMENT NO. 2 TO AMENDED AND RESTATED CONSULTING AGREEMENT

This Amendment No. 2 to Amended and Restated Consulting Agreement (this “Amendment”), is entered into effective as of April 1, 2012 and amends the terms of the Amended and Restated Consulting Agreement dated February 22, 2008 (the “Agreement”) as later amended pursuant to the a First Amendment entered into on June 1, 2011 (the “First Amendment”), between PhaseRx, Inc., a Delaware corporation (“Company”) and John A. Schmidt, Jr., M.D. LLC (“Consultant”). Capitalized terms not defined in this Amendment have the meanings set forth in the Agreement.

Recitals

A.	Company and Consultant desire to amend certain compensation terms set forth in the Agreement effective as of April 1, 2012.

B.	Section 10 of the Agreement provides that such Agreement may be amended by a writing signed by both parties.

In consideration of the foregoing premises and other consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

Agreement

1.	Amendment to Exhibit A. The first bullet point under the Consultant heading of Section 2 of Exhibit A is hereby amended and restated in its entirety to read as follows:

a.	“Beginning on April 1, 2012, Consultant shall be paid at the rate of $60,000.00 per year, payable at the end of each quarter, so long as Consultant continues to provide services to Company on such payment dates.”

2.	Acknowledgment of Payment. Consultant and Company hereby acknowledge and agree that Company has paid Consultant in full for all services that Consultant has rendered to Company prior to April 1, 2012 and that compensation for any services that Consultant renders to Company on or after April 1, 2012 shall be determined in accordance with the terms of the Agreement as amended hereby.

3.	General. This Amendment shall be governed by the laws of the State of Washington, without reference to its conflicts of law principles, and may be executed in two counterparts, each of which shall be deemed an original and which together shall constitute a single instrument. Except as set forth in this Amendment, the Agreement shall continue in full force and effect.

ACKNOWLEDGED AND AGREED:

PHASERX, INC.		CONSULTANT

By:	/s/ Robert Overell	By:	/s/ John A. Schmidt, Jr

Name:	Robert Overell	Name:	John A. Schmidt, Jr.

Title:	President & CEO	Date:	May 5, 2012

Date:	5/14/12